Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uxin Limited of our report dated April 30, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Uxin Limited’s Annual Report on Form 20-F for year ended December 31, 2025.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 30, 2026